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Exhibit 99.(a)(1)(D)

OFFER TO PURCHASE FOR CASH

SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER TO PURCHASE (AS DEFINED
BELOW) AND THE ACCOMPANYING LETTER OF TRANSMITTAL, THE SECURITIES OF EACH
SERIES SET FORTH IN THE TABLE ON PAGES (i) TO (ii) OF THE OFFER TO PURCHASE
(THE "SECURITIES")
OF
THE ROYAL BANK OF SCOTLAND GROUP PLC,
NATIONAL WESTMINSTER BANK PUBLIC LIMITED COMPANY AND
CERTAIN OF THEIR AFFILIATES

BY

THE ROYAL BANK OF SCOTLAND GROUP PLC

AND

NATIONAL WESTMINSTER BANK PUBLIC LIMITED COMPANY

AT

THE TENDER OFFER CONSIDERATION FOR THE RELEVANT SERIES OF SECURITIES SET FORTH IN THE TABLE ON PAGES (i) TO (ii) OF THE OFFER TO PURCHASE NEXT TO EACH SERIES OF SECURITIES, PLUS IN EACH CASE, ACCRUED DISTRIBUTIONS (AS DEFINED IN THE OFFER TO PURCHASE)

  THE TENDER OFFER FOR EACH SERIES OF SECURITIES AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 3, 2010 (WHICH SHALL BE THE END OF THE DAY OF MAY 3, 2010), UNLESS THE TENDER OFFER IS EXTENDED (SUCH TIME AND DATE WITH RESPECT TO A SERIES, AS THE SAME MAY BE EXTENDED OR, IN LIMITED CIRCUMSTANCES, EARLIER TERMINATED, THE "EXPIRATION TIME"). HOLDERS OF SECURITIES (THE "SECURITY HOLDERS") MAY VALIDLY WITHDRAW TENDERED SECURITIES AT ANY TIME PRIOR TO THE EXPIRATION TIME.

April 6, 2010

To Our Clients:

Enclosed for your consideration is the Offer to Purchase, dated April 6, 2010 (the "Offer to Purchase"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") in connection with the offer by The Royal Bank of Scotland Group plc ("RBSG") and National Westminster Bank Public Limited Company ("Natwest" and, together with RBSG, the "Offerors" and, each, an "Offeror") to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, the Securities set forth on pages (i) to (ii) of the Offer to Purchase with an aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of up to $3,200,000,000 (the "Aggregate Offer Limit") (subject to a possible increase in aggregate face amount of up to $150,000,000 under the circumstances described in the Offer to Purchase). In addition, each Offer with respect to an individual series of Securities will be subject to the Series Offer Limit (as defined in the Offer to Purchase) specified for such series of Securities in the table on pages (i) to (ii) of the Offer to Purchase. Securities validly tendered and not withdrawn prior to the Expiration Time will be purchased by the relevant Offeror in accordance with the "Acceptance Priority Levels" indicated for each series of Securities in the table on pages (i) to (ii) of the Offer to Purchase. The purchase price is equal to the applicable tender offer consideration for the relevant series of Securities set forth in the table on pages (i) to (ii) of the Offer to Purchase, (in each case, the "Tender Offer Consideration") plus, in each case, Accrued Distributions (as defined in the Offer to Purchase), to be paid by the relevant Offeror upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal enclosed herewith, to Security Holders for Securities of such series validly tendered but not withdrawn prior to the Expiration Time in connection with the Offer for such series. We refer to each offer by an Offeror to purchase the outstanding Securities of a particular series as an "Offer" and to the Offers by the Offerors to purchase the outstanding Securities collectively as the "Tender Offer".

We are the record holder of Securities for your account. A tender of such Securities can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Securities held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

1.         The purchase price is the applicable Tender Offer Consideration as set forth for each series of Securities on pages (i) to (ii) of the Offer to Purchase, plus in each case, Accrued Distributions (as defined in the Offer to Purchase), in cash.

2.         Each Offer with respect to an individual series of Securities will be subject to the Series Offer Limit (as defined in the Offer to Purchase) specified for such series of Securities in the table on pages (i) to (ii) of the Offer to Purchase.

3.         In addition to the Series Offer Limits for individual series of Securities, the Tender Offer is subject to an Aggregate Offer Limit that limits the total amount of tendered Securities that will be accepted for purchase to an aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of up to $3,200,000,000 (subject to a possible increase in aggregate face amount of up to $150,000,000 under the circumstances described in the Offer to Purchase). Each series of Securities is assigned an Acceptance Priority Level as set forth for each series in the table on pages (i) to (ii) of the Offer to Purchase, and the Acceptance Priority Levels will be used to determine which Securities will be accepted if an amount greater than the Aggregate Offer Limit is tendered.

4.         The Offer for each series of Securities will expire at the Expiration Time.

5.         The Offer for each series of Securities is subject to the general and special conditions described under "The Tender Offer—Conditions of the Tender Offer" in the Offer to Purchase, including, without limitation, that RBSG receive shareholder approval to repurchase the Securities representing the RBSG Preference Shares (as defined in the Offer to Purchase) and that the settlement of the Tender Offer be no later than the Longstop Date (as defined in the Offer to Purchase).

6.         Security Holders may validly withdraw tendered Securities at any time prior to the Expiration Time.

7.         If the amount of Securities validly tendered and not properly withdrawn for any series of Securities is greater than the Series Offer Limit for any series of Securities, the relevant Offeror will purchase Securities of such series from all tendering Security Holders on a pro rata basis, subject to the Aggregate Offer Limit, so that such Offeror would purchase no more than the Series Offer Limit for any series of Securities. In the event that, after prorationing, (i) the number of Securities that the relevant Offeror would purchase from a Security Holder includes a fractional Security (or, in the case of an ADS, a fraction of the underlying preference share), the relevant Offeror will round the number of Securities that such Offeror will purchase from such Security Holder down to the nearest whole Security (or, in the case of an ADS, an amount that represents the whole underlying preference share) or (ii) the resultant amount is not in an integral multiple authorized for such series of Securities, the relevant Offeror will round the amount down to the nearest authorized integral multiple for the applicable series of Securities.

8.         If the aggregate amount of Securities validly tendered and not properly withdrawn prior to the Expiration Time is greater than the Aggregate Offer Limit, the Securities will be accepted in accordance with the Acceptance Priority Levels. All Securities validly tendered and not withdrawn of any series having a higher Acceptance Priority Level (with "1" being the highest Acceptance Priority Level) will be accepted for purchase before any Securities of a series having a lower Acceptance Priority Level will be accepted for purchase. With respect to Securities of the series with the lowest Acceptance Priority Level at which some, but not all, Securities may be accepted for purchase without the aggregate face amount of all Securities accepted for purchase exceeding the Aggregate Offer Limit, the relevant Offeror will accept for purchase in full, subject to the applicable Series Offer Limit, the Securities of such series that are validly tendered and not withdrawn prior to the Expiration Time if such acceptance would not cause the relevant Offeror to exceed the Aggregate Offer Limit by more than $150,000,000 in aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of such Securities. If such acceptance in full would cause the relevant Offeror to exceed the Aggregate Offer Limit by more than $150,000,000 in aggregate face amount of such Securities, the relevant Offeror will accept for purchase Securities of that last series that are validly tendered and not withdrawn prior to the Expiration Time up to the Aggregate Offer Limit on a pro rata basis, subject to the applicable Series Offer Limit. Thereafter, the Offerors will not accept valid tenders of Securities in respect of any series of Securities with a lower Acceptance Priority Level than such series. In the event that, after prorationing, (i) the number of Securities that the relevant Offeror would purchase from a Security Holder includes a fractional Security (or, in the case of an ADS, a fraction of the underlying preference share), the relevant Offeror will round the number of Securities that such Offeror will purchase from such Security Holder down to the nearest whole Security (or, in the case of ADS, an amount that represents the whole underlying preference share) or (ii) the resultant amount is not in an integral multiple authorized for such series of Securities, the relevant Offeror will round the amount down to the nearest authorized integral multiple for the applicable series of Securities.

9.         In respect of each series of Securities other than the Series U ADSs, you may tender your Securities of such series only in amounts equal to the authorized liquidation preference or authorized minimum denomination and integral multiples of that amount, as the case may be, of such series of Securities. In respect of Series U ADSs, you may tender your Securities for such series notwithstanding that such tendered amount may not be equal to the authorized liquidation preference for the underlying Series U Preference Shares, subject to any additional restrictions imposed by the clearing systems, if any. If the aggregate amount of Series U ADSs validly tendered and not withdrawn prior to the Expiration Time is not a multiple of $100,000 ($100,000 being the authorized liquidation preference for the underlying Series U Preference Shares), the Offerors will only accept, subject to the Aggregate Offer Limit and the Series Offer Limit, the highest aggregate amount of tendered Series U ADSs that is a multiple of $100,000 but not any amount in excess thereof, which excess amount shall not be accepted for purchase based on a determination by lot by RBSG.

10.       Any transfer taxes applicable to the sale of Securities to the relevant Offeror pursuant to the Offer will be paid by the relevant Offeror, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

Please carefully read the Offer to Purchase and the Letter of Transmittal in their entirety before completing the enclosed instructions.

This Tender Offer consists of separate offers, one for each series of Securities (an "Offer"). No Offer is conditional upon the successful completion of any other Offer. However, each Offer is conditioned on satisfaction of the special and general conditions described under "The Tender Offer—Conditions of the Tender Offer" in the Offer to Purchase. The Tender Offer is not conditioned on a minimum number of Securities being tendered.

The Tender Offer is conditional on RBSG receiving shareholder approval to repurchase the Securities representing the RBSG Preference Shares (as defined in the Offer to Purchase) and the settlement of the Tender Offer no later than the Longstop Date (as defined in the Offer to Purchase).

Furthermore, each Offer is conditional on there not existing (a) in the Offerors' reasonable judgment, any actual or threatened legal impediment (including a default under an agreement, indenture or other instrument or obligation to which either one of the Offerors or one of the Offerors' affiliates is party or by which either one of the Offerors or one of the Offerors' affiliates is bound) to the purchase of Securities pursuant to any Offer, (b) any change or development, including any prospective change or development, that, in the Offerors' reasonable judgment, has or may have a material adverse effect on the Offeror, the market price of the Securities or the value of the Securities to the Offerors or (c) in our reasonable judgment, any noncompliance with the relevant requirements of a particular jurisdiction in which such Offer is being made. Furthermore, the Offerors expressly reserve the right, at any time or from time to time, regardless of whether or not the conditions set forth above for any Offer shall have been satisfied, subject to applicable law, (a) to extend the Expiration Time for such Offer or (b) to amend such Offer in any respect, in each case by giving written or oral notice of such extension or, amendment to BNY Mellon Shareowner Services, the Tender Agent. See "The Tender Offer—Conditions of the Tender Offer" in the Offer to Purchase.

The Tender Offer is made solely by the Offer to Purchase and the accompanying Letter of Transmittal and is being made to all Security Holders. We are not aware of any state where the making of the Tender Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Tender Offer or the acceptance of Securities pursuant thereto, we shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Tender Offer. If, after such good faith effort, we cannot comply with such state statute, the Tender Offer will not be made to (nor will tenders be accepted from or on behalf of) Security Holders in such state. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on our behalf by RBS Securities Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc., joint dealer managers in connection with the Tender Offer, (the "Joint Dealer Managers") in their capacity as Joint Dealer Managers for the Tender Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

If you wish to have us tender any or all of your Securities, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Securities, all such Securities will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time.

The Tender Offer is being made to all Security Holders. The Tender Offer is not being made to, nor will tenders be accepted from or on behalf of, Security Holders residing in any jurisdiction in which the making of the Tender Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER TO PURCHASE (AS DEFINED
BELOW), THE SECURITIES OF EACH SERIES SET FORTH IN THE TABLE ON PAGES (i) TO
(ii) OF THE OFFER TO PURCHASE (THE "SECURITIES")
OF
THE ROYAL BANK OF SCOTLAND GROUP PLC,
NATIONAL WESTMINSTER BANK PUBLIC LIMITED COMPANY AND
CERTAIN OF THEIR AFFILIATES

BY

THE ROYAL BANK OF SCOTLAND GROUP PLC

AND

NATIONAL WESTMINSTER BANK PUBLIC LIMITED COMPANY

AT

THE TENDER OFFER CONSIDERATION FOR THE RELEVANT SERIES OF SECURITIES
SET FORTH IN THE TABLE ON PAGES (i) TO (ii) OF THE OFFER TO PURCHASE NEXT TO
EACH SERIES OF SECURITIES, PLUS IN EACH CASE, ACCRUED DISTRIBUTIONS
(AS DEFINED IN THE OFFER TO PURCHASE)

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 6, 2010 (the "Offer to Purchase"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") in connection with the offer by the Royal Bank of Scotland Group plc ("RBSG") and National Westminster Bank Public Limited Company ("Natwest"), to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, the outstanding securities of each series set forth in the table on pages (i) and (ii) of the Offer to Purchase (collectively, the "Securities") with an aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of up to $3,200,000,000 (subject to a possible increase in aggregate face amount of up to $150,000,000 under the circumstances described in the Offer to Purchase), and subject to the Series Offer Limits (as defined in the Offer to Purchase), at a purchase price per Security equal to the applicable Tender Offer Consideration for each series of Securities set forth in the table on pages (i) to (ii) of the Offer to Purchase, (in each case, the "Tender Offer Consideration") plus, in each case, Accrued Distributions (as defined in the Offer to Purchase), to be paid by the relevant Offeror upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

This will instruct you to tender to the relevant Offeror the number of Securities indicated below (or, if no number is indicated below, all Securities) that are held by you or your nominee for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Securities Code	Title of Securities	Number or Amount (as applicable) of Securities to be Tendered*	Account Number
ISIN: US7800977479 CUSIP: 780097747	ADSs, Series R ("Series R ADSs"), representing 6.125% Non-cumulative Dollar Preference Shares, Series R, issued by RBSG on December 27, 2006
ISIN: US7800977628 CUSIP: 780097762	ADSs, Series P ("Series P ADSs"), representing 6.250% Non-cumulative Dollar Preference Shares, Series P, issued by RBSG on November 9, 2005
ISIN: US7800977966 CUSIP: 780097796	ADSs, Series M ("Series M ADSs"), representing 6.400% Non-cumulative Dollar Preference Shares, Series M, issued by RBSG on August 26, 2004
ISIN: US7800977701 CUSIP: 780097770	ADSs, Series N ("Series N ADSs"), representing 6.350% Non-cumulative Dollar Preference Shares, Series N, issued by RBSG on May 19, 2005
ISIN: US7800977396 CUSIP: 780097739	ADSs, Series S ("Series S ADSs"), representing 6.600% Non-cumulative Dollar Preference Shares, Series S, issued by RBSG on June 28, 2007
ISIN: US7800977545 CUSIP: 780097754	ADSs, Series Q ("Series Q ADSs"), representing 6.750% Non-cumulative Dollar Preference Shares, Series Q, issued by RBSG on May 25, 2006
ISIN: US7800977131 CUSIP: 780097713	ADSs, Series T ("Series T ADSs"), representing 7.250% Non-cumulative Dollar Preference Shares, Series T, issued by RBSG on September 27, 2007
ISIN: US780097AU54 CUSIP: 780097AU5	ADSs, Series U ("Series U ADSs"), representing 7.640% Non-cumulative Dollar Preference Shares, Series U, issued by RBSG on October 4, 2007
ISIN: US7800977883 CUSIP: 780097788	ADSs, Series L ("Series L ADSs"), representing 5.750% Series L Category II Non-cumulative Dollar Preference Shares, issued by RBSG on June 23, 2003
ISIN: US7800978790 CUSIP: 780097879	ADSs, Series H ("Series H ADSs"), representing 7.250% Non-cumulative Dollar Preference Shares, Series H, issued by RBSG on February 8, 1999
ISIN: US7800978048 CUSIP:780097804	ADSs, Series F ("Series F ADSs"), representing 7.650% Non-cumulative Dollar Preference Shares, Series F, issued by RBSG on March 26, 1997
ISIN: US6385398820 CUSIP: 638539882	ADSs, Series C ("NatWest Series C ADSs"), representing 7.760% Non-cumulative Dollar Preference Shares, Series C, issued by NatWest on April 8, 1997
ISIN: US74927FAA93 CUSIP: 74927FAA9	Floating Rate Non-cumulative Trust Preferred Securities issued by RBS Capital Trust IV on August 24, 2004 and September 27, 2004 (the "Capital Trust IV Preferred Securities")
ISIN: US749274AA41 CUSIP: 749274AA4	4.709% Non-cumulative Trust Preferred Securities issued by RBS Capital I on May 21, 2003 (the "Capital Trust I Preferred Securities")
ISIN: US74927QAA58 CUSIP: 74927QAA5	5.512% Non-cumulative Trust Preferred Securities issued by RBS Capital Trust III on August 24, 2004 (the "Capital Trust III Preferred Securities")
ISIN: US74927PAA75 CUSIP: 74927PAA7	6.425% Non-cumulative Trust Preferred Securities issued by RBS Capital Trust II on December 10, 2003 (the "Capital Trust II Preferred Securities")

Securities Code	Title of Securities	Number or Amount (as applicable) of Securities to be Tendered*	Account Number
ISIN: US780097AS09 CUSIP: 780097AS0 and ISIN: XS0323865047 CUSIP: 032386504	6.990% Fixed Rate/Floating Rate Preferred Capital Securities issued by RBSG on October 4, 2007 (the "Fixed/Floating Preferred Securities")
ISIN: US780097AH44 CUSIP: 780097AH4	7.648% Perpetual Regulatory tier One securities, Series 1 issued by RBSG on August 20, 2001 (the "Series 1 PROs")

*
Unless otherwise indicated, it will be assumed that all Securities held by us for your account are to be tendered.

SIGN HERE

Signature(s)
Dated: , 2010

Print Name(s) and Address(es)

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

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  Exhibit 99.(a)(1)(D)